                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                       ST. MARY LAND & EXPLORATION COMPANY

A.       Wholly-owned subsidiaries of St. Mary Land & Exploration Company, a Delaware corporation:

         1.       St. Mary Minerals, Inc., a Colorado corporation
         2.       Parish Corporation, a Colorado corporation
         3.       St. Mary Operating Company, a Colorado corporation
         4.       Nance Petroleum Corporation, a Montana corporation
         5.       St. Mary Energy Company, a Delaware corporation
         6.       Roswell LLC, a Texas limited liability company
         7.       Four Winds Marketing LLC, a Colorado limited liability company
         8.       GNK Acquisition Corp., a Texas corporation

B.       Other subsidiaries of St. Mary Land & Exploration Company

         1.       Box Church Gas Gathering LLC, a Colorado limited liability company (58.6754%)
         2.       Centennial Oil & Gas LLC, a Texas limited liability
                  company (50%)
         3.       Trinity River Services LLC, a Texas limited liability company
                  (25%)

C.       Wholly-owned subsidiaries of Parish Corporation:

         1.       Natasha Corporation, a Colorado corporation
         2.       Lucy Corporation, a Colorado corporation

D.       Partnership interests held by Parish Corporation:

         1.       Hilltop Investment Partners, a Colorado general partnership
                  (50%)
         2.       C-470 Venture, a Colorado general partnership (68.858%)
         3.       Parish Ventures, a Colorado general partnership (100%)

E.       Subsidiaries of Lucy Corporation:

         1.       St. Mary East Texas LP, a Texas limited partnership (99%) (the remaining 1% interest is held by St. Mary Land &
                  Exploration Company)